UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report: April 28, 2016
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 28, 2016, Chegg, Inc. (“Chegg”) entered into an Interest Purchase Agreement (“Agreement”) with Imagine Easy Solutions, LLC (“Imagine Easy Solutions”) and Imagine Easy Solutions’ interest holders (the “Sellers”). The Agreement provides that the acquisition will be accomplished by Chegg purchasing all outstanding interests from the Sellers, with Imagine Easy Solutions surviving as a wholly owned subsidiary of Chegg (the “Interest Purchase”).

On May 1, 2016, Chegg acquired all of the outstanding interests of Imagine Easy Solutions for up to approximately $42.0 million in cash (the “Initial Committed Consideration”), subject to the terms and conditions of the Agreement. The Initial Committed Consideration is comprised as follows:

•
$25.0 million of the Initial Committed Consideration, which was adjusted to approximately $25.7 million after assumption of debt and certain expenses, and deductions for transaction expenses, net working capital shortfall, and certain other items (the “Closing Cash”) was paid in cash at the closing of the Interest Purchase, which occurred on May 1, 2016 (the “Closing”), of which $0.5 million of the Closing Cash was held back by Chegg for potential post-closing adjustments and $4.2 million of the Closing Cash (the “Escrow Cash”) was deposited into an escrow fund; and

•	$17.0 million of the Initial Committed Consideration will be paid in cash no later than April 15, 2017.

In addition to the Initial Committed Consideration, Chegg may also issue up to an additional $18.0 million (the “Contingent Consideration”) in cash and/or shares of Chegg’s common stock (“Common Stock”), at its exclusive discretion, to the Sellers, subject to certain contingencies and the terms and conditions of the Agreement. The Contingent Consideration is comprised as follows:

•
Upon achievement of performance targets for 2016, $3.0 million of the Contingent Consideration (the “First Contingent Consideration Amount”) will be paid in five semi-annual installments commencing in April 2017, payable as to 40% for the first installment, 35% ratably for the second and third installments, and 25% ratably for the final two installments, provided that the Sellers are Chegg employees at the time of each installment payment. Each installment payment, which is contingent on achievement of the performance targets for 2016 and retention of the Sellers as Chegg employees, may be paid in either cash or Common Stock, at Chegg’s election. If Chegg elects (at its exclusive discretion) to make any installment payment of the First Contingent Consideration Amount in the form of Common Stock, the number of shares of Common Stock shall equal the applicable installment payment amount of the First Contingent Consideration Amount divided by the average closing price of Chegg’s Common Stock on the NYSE for the 10 consecutive trading days ending two (2) trading days prior to the applicable installment payment date (“Acquirer Stock Price”); and

•
$15.0 million of the Contingent Consideration (the “Second Contingent Consideration Amount”) will be paid in six semi-annual installments commencing in October 2016, payable as to 40% ratably for the first two installments, 35% ratably for the second and third installments, and 25% ratably for the final two installments, provided that the Sellers are Chegg employees at the time of each installment payment. Each installment payment, which is contingent on retention of the Sellers as Chegg employees, may be paid in either cash or Common Stock, at Chegg’s election. If Chegg elects (at its exclusive discretion) to make any installment payment in the form of Common Stock, the number of shares of Common Stock shall equal the applicable installment payment of the Second Contingent Consideration Amount divided by the applicable Acquirer Stock Price.

In the event that a Seller is terminated by Chegg without Cause (as defined in the Agreement) or terminates employment with Good Reason (as defined in the Agreement), the Contingent Consideration applicable to such seller shall be paid on the installment schedules set forth above as if the performance targets for 2016 had been achieved and as if Seller had been a Chegg employee on each installment payment date.

Chegg contemplates that the issuance of shares of Common Stock as part of the Contingent Consideration will be exempt from registration under federal securities laws by virtue of the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated thereunder.

Pursuant to the Agreement, following the Closing, the Sellers have agreed to indemnify Chegg for losses related to certain matters, including, among other things, failures of representations or warranties of Imagine Easy Solutions contained in the Agreement to be true and correct, failure by Imagine Easy Solutions to perform or comply with any covenant applicable to it contained in the Agreement, and other specified matters. As partial security for such indemnification obligations, the parties agreed to deposit the Escrow Cash into an escrow fund.

The Agreement contains customary representations and warranties of each of Chegg, Imagine Easy Solutions and the Sellers. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosure letters that the parties have exchanged in connection with the execution of the Agreement, (2) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (3) in certain cases, were made as of a specific date, and (4) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 99.03 to this Current Report on Form 8-K, and incorporated herein by reference.

On May 2, 2016, Chegg issued a press release announcing the Interest Purchase. The press release is being furnished as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition

On May 2, 2016, Chegg issued a press release announcing its financial results for the quarter and year ended March 31, 2016. A copy of the press release is attached as Exhibit 99.02 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including the press release attached as Exhibit 99.02 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 2.02 and in the accompanying Exhibit 99.02 shall not be incorporated by reference into any registration statement or other document filed by Chegg with the Securities and Exchange Commission, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 3.02    Unregistered Sales of Equity Securities.

On April 28, 2016, Chegg agreed that it may issue (at its exclusive discretion, in lieu of paying cash) up to a number of shares of its Common Stock equal to $18.0 million divided by the applicable Average Stock Price in connection with its acquisition of Imagine Easy Solutions pursuant to the terms of the Agreement.

The descriptions contained in Item 1.01 and this Item 3.02 of certain terms of the Agreement are qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 99.03 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.01	Press release issued by Chegg, Inc. (Chegg Acquires Imagine Easy Solutions), dated May 2, 2016.
99.02	Press release issued by Chegg, Inc. (Chegg Reports First Quarter 2016 Results), dated May 2, 2016.
99.03	Interest Purchase Agreement by and among Chegg, Inc., Imagine Easy Solutions, LLC and the Sellers, dated as of April 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: May 2, 2016

EXHIBIT INDEX

Number	Description
99.01	Press release issued by Chegg, Inc. (Chegg Acquires Imagine Easy Solutions), dated May 2, 2016.
99.02	Press release issued by Chegg, Inc. (Chegg Reports First Quarter 2016 Results), dated May 2, 2016.
99.03	Interest Purchase Agreement by and among Chegg, Inc., Imagine Easy Solutions, LLC and the Sellers, dated as of April 28, 2016.